UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 29, 2009

CardioNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33993	33-0604557
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

227 Washington Street #300 Conshohocken, PA	19428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2009, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of CardioNet, Inc. (the “Company”) approved restricted stock unit awards covering a total of 325,000 shares of the Company’s common stock to employees of the Company, including the named executive officers.  The restricted stock units were awarded under the Company’s 2008 Equity Incentive Plan and will entitle the recipient to one share of common stock when the applicable vesting requirement for that unit is met.

The named executive officers receiving restricted stock unit awards and the number of shares subject to such awards are as follows:

Name	No. of Shares Subject to Award
Randy H. Thurman	150,000
Martin Galvan	10,000
John Imperato	20,000
Anna McNamara	20,000

The restricted stock units will vest in full upon the third anniversary of the date of grant, provided the recipient remains in the Company’s continuous service through such date.  In the event the Company terminates the recipient’s employment without “cause” or the participant resigns for “good reason” at any time following a “corporate transaction” (as each such term is defined in the participant’s employment agreement with the Company), any unvested restricted stock units will immediately vest in full upon such termination or resignation.  As a condition to receiving these restricted stock units, each grantee has agreed that the vesting terms for these restricted stock units as described above will govern the terms of these restricted stock units in all circumstances, notwithstanding any more favorable terms in his or her employment or severance agreement.

On October 23, 2009, the Compensation Committee and the Board, where applicable, approved a discretionary bonus pool of up to $1,500,000 (the “Bonus Pool”) for individuals eligible to participate in the Company’s Management Incentive Plan, including Randy H. Thurman, Martin Galvan, John Imperato and Anna McNamara.  Because certain performance targets previously established for the 2009 calendar year under the Management Incentive Plan will likely not be attained, the Compensation Committee and the Board, where applicable, authorized the Bonus Pool to continue to incentivize eligible participants of the Management Incentive Plan.  No amounts have been awarded to date under the Bonus Pool, and any future amounts will be awarded at the sole discretion of the Compensation Committee and the Board, where applicable.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Title
99.1	Form of Restricted Stock Unit Award and Grant Notice for October 23, 2009 Award.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CardioNet, Inc.

October 29, 2009	By:	/s/ Martin P. Galvan

Name: Martin P. Galvan, CPA
Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Form of Restricted Stock Unit Award and Grant Notice for October 23, 2009 Award.